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                                                                    Exhibit 5.1


                              ______________, 1996


Board of Directors
Franklin Select Real Estate Income Fund
777 Mariners Island Boulevard
San Mateo, CA  94403


                 Re:  Franklin Select Real Estate Income Fund
                      Registration Statement on Form S-4

Gentlemen:

                 You (the "Company") have requested our opinion with respect to certain matters described below relating to up to 8,759,831 shares of the Company's common stock (the "Common Shares"), which will be distributed pursuant to a merger of Franklin Real Estate Income Fund and/or Franklin Advantage Real Estate Income Fund (the "Merger") pursuant to a Registration Statement on Form S-4 (the "Registration Statement").

                 In connection with our opinion, we have reviewed and relied upon the Registration Statement, as filed with the Securities and Exchange Commission on __________________, 1996, including the Exhibits thereto; the Prospectus in the form thereof included in the Registration Statement; Amended and Restated Articles of Incorporation and the Bylaws of the Company; certified copies of resolutions of the board of directors of the Company authorizing the issuance of the Common Shares and the filing of, and the transactions described in, the Registration Statement; and such other records, documents, instruments and certificates of public officials and of the Company as we have deemed necessary for the purpose of rendering the opinions herein set forth. In making such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

                 Based upon and subject to the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

                 The Common Shares to be distributed pursuant to the
Registration Statement are duly authorized and when issued upon consummation of the Merger will be validly issued, fully paid and nonassessable.
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Franklin Select Real Estate Income Fund
________________________, 1996
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                 We are members of the State Bar of California and, accordingly, we do not purport to be qualified to, nor do we, express any opinion herein concerning any law other than the laws of the State of California and the federal government of the United States.

                 We know that we are referred to in the prospectus under the headings "Summary," "Terms of the Merger," "Income Tax Considerations," "Legal Opinions," and "Experts" and we hereby consent to such use of our name. We also know that our opinion of even date herewith as to certain federal income tax matters is included as Exhibit 8.1 to the Registration Statement, and we hereby consent to such use of that opinion and to the use of this opinion for filing with the Registration Statement as Exhibit 5.1 thereto.


                                        Very truly yours,


                                        STEINHART & FALCONER